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Media Contact:                                Investor Contact:
--------------                                -----------------
Greg Berardi                                  Dan Rumsey, General Counsel and
                                              Acting CFO
415-239-7826                                  408-866-3666
greg@bluemarlinpartners.com                   dan.rumsey@p-com.com



                     P-COM RAISES ADDITIONAL WORKING CAPITAL
                        REAFFIRMS SECOND QUARTER GUIDANCE
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CAMPBELL, CA (June 28, 2004) - P-Com, Inc. (OTCBB:PCOM), a worldwide provider of broadband wireless access products and services to carriers, commercial enterprises and government agencies, today announced that it has raised approximately $2.3 million in equity based financing through a special offer made to existing holders of P-Com common stock purchase warrants. When combined with cash proceeds received from the restructuring of its Italian operations announced on June 15, 2004, P-Com has raised approximately $3.0 million in additional working capital.

"The completion of the offer to holders of its outstanding warrants achieved several important objectives - enabling P-Com to raise working capital while decreasing the number of fully-diluted shares outstanding, reducing the number of outstanding convertible securities, and further streamlining the company's capital structure," said P-Com General Counsel and Acting CFO Dan Rumsey. "This transaction also further strengthens our balance sheet and enables P-Com to fully execute its 2004 operating plan."

Over the past two years, P-Com has executed a comprehensive financial restructuring that eliminated a substantial portion of its debt, substantially cut operating expenses and refocused its operations. In April, P-Com reported its fourth consecutive quarter of increased revenue and anticipates that this trend will continue for the second quarter ending June 30, 2004.

For specific details related to the special offer to holders of P-Com's outstanding warrants, please refer to Form 8-K, which will be filed with the Securities and Exchange Commission.

ABOUT P-COM, INC.
P-Com, Inc. develops, manufactures, and markets point-to-point, spread spectrum and point-to-multipoint, wireless access systems to the worldwide telecommunications market. P-Com broadband wireless access systems are designed to satisfy the high-speed, integrated network requirements of Internet access associated with Business to Business and E-Commerce business processes. Cellular

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and personal communications service (PCS) providers utilize P-Com point-to-point systems to provide backhaul between base stations and mobile switching centers. Government, utility, and business entities use P-Com systems in public and private network applications. For more information visit www.p-com.com or call 408-866-3660.

SAFE HARBOR STATEMENT

Statements in this release that are forward looking involve known and unknown risks and uncertainties, which may cause P-Com's actual results in future periods to be materially different from any future performance that may be suggested in this news release. Such factors may include, but are not limited to: the ability to achieve positive cash flow given the Company's existing and anticipated operating and other costs, and current sales trends; the Company's deteriorating cash position and its need to raise additional capital, and whether that capital is available on acceptable terms, if at all; the Company's ability to negotiate repayment terms with many of its creditors, and settle outstanding litigation; a continued severe worldwide slowdown in the telecommunications equipment and services sector; fluctuations in customer demand, pricing and competition; reliance upon subcontractors; the ability of P-Com's customers to finance their purchases; the timing of new technology and product introductions; and the risk of early obsolescence. Many of these risks and uncertainties are beyond P-Com's control. Reference is made to the discussion of risk factors detailed in P-Com's filings with the Securities and Exchange Commission, including its reports on Form 10-K and 10-Q.


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